Exhibit 10.iii.(q)




                         EMPLOYMENT AGREEMENT

THIS AGREEMENT between IMC Global Inc., a Delaware corporation (the "Company"), and E. Paul Dunn (the "Executive"), is made as of the 13th day of July, 1999, to become effective as provided below.

WHEREAS, the Company wishes to attract and retain well-qualified executives and key personnel and to assure itself of the continuity of its management.;

WHEREAS, the Executive is an officer or other key executive of the Company with significant management responsibilities in the conduct of its business;

WHEREAS, the Company recognizes that the Executive is a valuable resource of the Company and the Company desires to be assured of the continued services of the Executive;

WHEREAS, the Company is concerned that in the event of a possible or threatened change in control of the Company, uncertainties necessarily arise and the Executive may have concerns about the continuation of his employment status and responsibilities and may be approached by others offering competing employment opportunities, and the Company therefore desires to provide the Executive assurance as to the continuation of his employment status and responsibilities in such event;

WHEREAS, the Company further desires to assure that, if a possible or threatened change in control should arise and the Executive should be involved in deliberations or negotiations in connection therewith, the Executive would be in a secure position to consider and participate in such transaction as objectively as possible in the best interests of the Company and to this end desires to protect the Executive from any direct or implied threat to his financial well being;

WHEREAS, the Executive is willing to continue to serve as such but desires assurance that in the event of such a change in control he will continue to have the employment status and responsibilities he could reasonably expect absent such event and that in the event this turns out not to be the case he will have fair and reasonable severance protection on the basis of his service to the Company to that time.

NOW, THEREFORE, it is hereby agreed by and between the parties as follows:

      1.    Operation  of  Agreement.   The  "effective  date  of  this
Agreement" shall be the date on which a change in control of the Company (as described in Section 2) occurs. This Agreement shall not become effective, and the Company shall have no obligation hereunder, if the employment of the Executive with the Company shall terminate prior to a change in control of the Company. The Executive shall have no right on account of this Agreement to be retained in the employ of the Company or to be retained in any particular position in the Company, unless and until a change in control has occurred.

      2. Change in Control. The term "change in control" shall mean, and be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied.

           (a) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13
     (d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or, (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company); (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition;

           (b) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

           (c) approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Company Common Stock or the Outstanding Voting Securities as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the Board of Directors of the corporation resulting from such Corporate Transaction; or

          (d) approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

      3. Employment. The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the effective date of this Agreement and ending on the earlier to occur of (a) the last day of the month in which occurs the third anniversary of the effective date of this Agreement or (b) the last day of the month in which the Executive attains mandatory retirement age pursuant to the terms of a mandatory retirement plan of the Company as such were in effect and applicable to the Executive immediately prior to the effective date of this Agreement (the "Employment Period"). During the Employment Period, the Executive shall exercise such position and authority and perform such responsibilities as are commensurate with the position and authority being exercised and duties being performed by the Executive immediately prior to the effective date of this Agreement, which services shall be performed at the location where the Executive was employed immediately prior to the effective date of this Agreement or at such other location as the Company may reasonably require; provided that the Executive shall not be required to accept any such other location that he deems unreasonable in the light of his personal circumstances.


     4. Compensation and Benefits. During the Employment Period, the Executive shall receive the following compensation and benefits:

    (a) He shall receive an annual base salary which is not less than his annual base salary immediately prior to the effective date of this Agreement, with the opportunity for increases, from time to time thereafter which are in accordance with the Company's regular executive compensation practices.

    (b) He shall be eligible to participate on a reasonable basis, and to continue his existing participation, in annual incentive, stock option, restricted stock, long-term incentive performance plans, and any other incentive compensation plan which provides opportunities to receive compensation in addition to his annual base salary, which are the greater of (i) the opportunities provided by the Company for executives with comparable duties or
    (ii) the opportunities under any such plans in which he was participating immediately prior to the effective date of this Agreement.

    (c) He shall be entitled to receive and participate in salaried employee benefits (including, but not limited to, medical, life and accident insurance, investment, stock ownership, and disability benefits) and perquisites which are the greater of
    (i) the employee benefits and perquisites provided by the Company to executives with comparable duties or (ii) the employee benefits and perquisites to which he was entitled or in which he participated immediately prior to the effective date of this Agreement.

    (d) He shall be entitled to continue to receive service credit for retirement benefits and to be entitled to receive retirement benefits under and pursuant to the terms of the Company's qualified retirement plan for salaried employees and any successor or other retirement plan or agreement in effect on the effective date of this Agreement in respect of his retirement, whether or not a qualified plan or agreement, so that his aggregate retirement benefit from all such plans and agreements (regardless of when he begins to receive such benefit) will be not less than it would be had all such plans and agreements in effect immediately prior to the effective date of this Agreement continued to be in effect without change until and after he begins to receive such benefit.

      5. Termination. The term "Termination" shall mean termination, prior to the expiration of the Employment Period, of the employment of the Executive with the Company for any reason other than death, disability (as described below), cause (as described below), or voluntary resignation (as described below).

    (a) The term "disability" means physical or mental incapacity qualifying the Executive for long-term disability under the Company's long-term disability plan.

   (b) The term "cause" means (i) the willful and continued failure of the Executive substantially to perform his duties with the Company (other than any failure due to physical or mental incapacity) after a demand for substantial performance is delivered to him by the Board of Directors which specifically identifies the manner in which the Board believes he has not substantially performed his duties or (ii) willful misconduct materially and demonstrably injurious to the Company. No act or failure to act by the Executive shall be considered "willful" unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. The unwillingness of the Executive to accept any or all of a change in the nature or scope of his position, authorities or duties, a reduction in his total compensation or benefits, a relocation that he deems unreasonable in light of his personal circumstances, or other action by or request of the Company in respect of his position, authority, or responsibility that he reasonably deems to be contrary to this Agreement, may not be considered by the Board of Directors to be a failure to perform or misconduct by the Executive. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for cause for purposes of this Agreement unless and until there shall have been delivered to him a copy of a resolution, duly adopted by a vote of three-quarters of the entire Board of Directors of the Company at a meeting of the Board called and held (after reasonable notice to the Executive and an opportunity for the Executive and his counsel to be heard before the Board) for the purpose of considering whether the Executive has been guilty of such a willful failure to perform or such willful misconduct as justifies termination for cause hereunder, finding that in the good faith opinion of the Board the Executive has been guilty thereof and specifying the particulars thereof.

    (c) The resignation of the Executive shall be deemed "voluntary" if it is for any reason other than one or more of the following:

                 (i) The Executive's resignation or retirement (other than mandatory retirement, as aforesaid) is requested by the Company other than for cause;

                (ii) Any significant change in the nature or scope of the Executive's position, authorities or duties from those described in Section 3;

                 (iii) Any reduction in his total compensation or benefits from that provided in Section 4;

                (iv) The breach by the Company of any other provision of this Agreement; or

                 (v) The reasonable determination by the Executive that, as a result of a change in control of the Company and a change in circumstances thereafter significantly affecting his position, he is unable to exercise the authorities and responsibilities attached to his position and contemplated by Section 3.

    (d) Termination that entitles the Executive to the payments and benefits provided in Section 6 shall not be deemed or treated by the Company as the termination of the Executive's employment or the forfeiture of his participation, award, or eligibility for the purpose of any plan, practice or agreement of the Company referred to in Section 4.

      6. Termination Payments and Benefits. In the event of and within 30 days following Termination, the Company shall pay to the
Executive:

    (a) His base salary and all other benefits due him as if he had remained an employee pursuant to this Agreement through the remainder of the month in which Termination occurs less applicable withholding taxes and other authorized payroll deductions;

   (b) An amount equal to the target award for the Executive under the Company's annual bonus plan for the fiscal year in which Termination occurs, reduced pro rata for that portion of the fiscal year not completed as of the end of the month in which Termination occurs, provided that if the Executive has deferred his award for such year under the Company's deferred compensation plan, the payment due the Executive under this Paragraph (b) shall be paid in accordance with the terms of the deferral;

   (c) An amount equal to the target award for the Executive under the Company's long-term incentive plan for the year in which Termination occurs, reduced pro rata for that portion of the fiscal year not completed as of the end of the month in which Termination occurs; and

   (d) A lump sum severance allowance in an amount which is equal to the sum of the amounts determined in accordance with the following subparagraphs (i) and (ii):

                (i) An amount equivalent to three times his annual base salary at the rate in effect immediately prior to Termination; and

                (ii) An amount equivalent to three times the highest annual bonus earned under the Company's Management Incentive Compensation Program, or successor bonus plan in effect from time to time, during the three consecutive complete bonus years immediately prior to Termination; provided, however, that in the event that the Executive's employment is terminated prior to the completion of three complete bonus years, any prorated annual bonus received by the Executive shall be annualized and the bonus years in which the Executive's employment commences or terminates shall be deemed to be "complete bonus years" for purposes of determining the highest annual bonus earned by the Executive during the three complete bonus years immediately prior to Termination.

   7. Non-Competition and Confidentiality. The Executive agrees that:

   (a) there shall be no obligation on the part of the Company to provide any further payments or benefits (other than payments or benefits already earned or accrued) described in Section 6 if, when, and so long as the Executive shall be employed by or otherwise engage in any business which is competitive with any business of the Company or of any of its subsidiaries, as such business existed as of the effective date of this Agreement, in which the Executive was engaged during his employment, and if such employment or activity is likely to cause or causes serious damage to the Company or any of its subsidiaries; and

    (b) during and after the Employment Period, he will not divulge or appropriate to his own use or the use of others any secret or confidential information pertaining to the business of the Company or any of its subsidiaries obtained during his employment by the Company, it being understood that this obligation shall not apply when and to the extent any of such information becomes publicly known or available other than because of his act or omission.

      8. Arrangements Not Exclusive or Limiting. The specific arrangements referred to herein are not intended to exclude or limit the Executive's participation in other benefits available to executive personnel generally, or to preclude or limit other compensation or benefits as may be authorized by the Board of Directors of the Company at any time, or to limit or reduce any compensation or benefit to which the Executive would be entitled but for this Agreement.

      9. Enforcement Costs. The Company is aware that upon the occurrence of a change in control, the Board of Directors or a stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that the Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of his rights under this Agreement by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such costs. Accordingly, if at any time after the effective date of this Agreement, it should appear to the Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under this Agreement for the reason that it regards this Agreement to be void or unenforceable or for any other reason, or that the Company has purported to terminate his employment for cause or is in the course of doing so in either case contrary to this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits provided or intended to be provided to him hereunder, and the Executive has acted in good faith to perform his obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice at the expense of the Company to represent him in connection with the protection and enforcement of him rights hereunder, including without limitation representation in connection with termination of his employment contrary to this Agreement or with the initiation or defense of any litigation or other legal action, whether by or against the Executive or the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by the Executive as hereinabove provided shall be paid or reimbursed to Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $200,000. Counsel so retained by the Executive may be counsel representing other officers or key executives of the Company in connection with the protection and enforcement of their rights under similar agreements between them and the Company, and, unless in his sole judgment use of common counsel could be prejudicial to him or would not be likely to reduce the fees and expenses chargeable hereunder to the Company, the Executive agrees to use his best efforts to agree with such other officers or executives to retain common counsel.

       10. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be in writing and personally delivered by hand or sent by registered or certified mail, if to the Executive, to him at the last address he has filed in writing with the Company or, if to the Company, to its corporate secretary at its principal executive office.

      11. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any amounts provided under this Agreement, and no payments or benefits due hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

      12. Entire Agreement; Amendment. This Agreement constitutes the entire agreement superseding any prior agreement of the parties in respect of the subject matter hereof. No provision of this Agreement may be amended, waived, or discharged except by the mutual written agreement of the parties. The consent of any other person to any such amendment, waiver or discharge shall not be required.

     13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, its successors or assigns, by operation of law or otherwise, including without limitation any corporation or other entity or person which shall succeed (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, and the Company will require any successor, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Executive and his legal representatives, heirs, and assigns; provided, however, that in the event of the Executive's death prior to payment or distribution of all amounts, distributions, and benefits due him hereunder, each such unpaid amount and distribution shall be paid in accordance with this Agreement to the person or persons designated by the Executive to the Company to receive such payment or distribution and in the event the Executive has made no applicable designation, to the person or persons designated by the Executive as the beneficiary or beneficiaries of proceeds of life insurance payable in the event of the Executive's death under the Company's group life insurance plan.

      14. Governing Law. Except to the extent required to be governed by the law of the State of Delaware because the Company is incorporated under the laws of that state, the validity, interpretation, and enforcement of this Agreement shall be governed by the law of whichever of the State of Illinois or the State of Delaware that to the greater extent permits or does not prevent the enforcement of this Agreement in accordance with its terms.

      15. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

      16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer and the Executive has signed this Agreement as of the day and year first above written.

IMC GLOBAL INC.                    E. PAUL DUNN


By:________________________        __________________________


Title: Chairman of the Board
       of Directors and Chief
       Executive Officer